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EXHIBIT 23.1:

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 21, 1998 appearing on page 28 of the MICROS Systems, Inc. Annual Report on Form 10-K for the year ended June 30, 1998.

PricewaterhouseCoopers LLP

Baltimore, Maryland
December 30, 1998